Exhibit 99.1

Actavis Pharma Segment Revenue

(Unaudited; $ in millions)	Six Months Ended June 30, 2014	Three Months Ended June 30, 2014	Three Months Ended March 31, 2014	Twelve Months Ended December 31, 2013	Three Months Ended December 31, 2013	Three Months Ended September 30, 2013	Three Months Ended June 30, 2013	Three Months Ended March 31, 2013	Twelve Months Ended December 31, 2012	Twelve Months Ended December 31, 2011
North American Brands
Lo Loestrin® Fe	$130.4	$68.0	$62.4	$63.3	$63.3	$—	$—	$—	$—	$—
Minastrin® 24 Fe	104.4	56.5	47.9	55.7	55.7	—	—	—	—	—
Estrace® Cream	111.2	57.9	53.3	60.7	60.7	—	—	—	—	—
Other Women’s Health	97.4	48.4	49.0	113.1	44.9	26.9	21.3	20.0	61.9	32.5

Women’s Health	443.4	230.8	212.6	292.8	224.6	26.9	21.3	20.0	61.9	32.5
Rapaflo®	56.5	25.3	31.2	96.5	25.8	26.8	21.3	22.6	71.1	55.6
Delzicol®/Asacol® HD	277.2	136.4	140.8	150.2	150.2	—	—	—	—	—
Other Urology/Gastroenterology	106.0	52.8	53.2	162.1	60.1	33.4	34.5	34.1	146.6	153.4

Urology/Gastroenterology	439.7	214.5	225.2	408.8	236.1	60.2	55.8	56.7	217.7	209.0
Doryx®	29.4	17.5	11.9	31.0	31.0	—	—	—	—	—
Actonel ®	115.3	54.2	61.1	63.1	63.1	—	—	—	—	—
Other Dermatology/Established Brands	153.4	70.2	83.2	266.8	80.3	65.9	67.7	52.9	198.6	190.6

Dermatology/Established Brands	298.1	141.9	156.2	360.9	174.4	65.9	67.7	52.9	198.6	190.6
Total North American Brands	1,181.2	587.2	594.0	1,062.5	635.1	153.0	144.8	129.6	478.2	432.1
North American Generics	2,055.6	1,031.4	1,024.2	3,915.7	1,033.1	976.1	949.8	956.7	3,472.2	2,945.6
International	1,268.3	621.6	646.7	2,502.5	728.1	576.8	619.4	578.2	978.1	430.5

Net Revenues	$4,505.1	$2,240.2	$2,264.9	$7,480.7	$2,396.3	$1,705.9	$1,714.0	$1,664.5	$4,928.5	$3,808.2

Our North American Brands Revenue consists of three categories: Women’s Health, Urology/Gastroenterology, and Dermatology/Established Brands. The products that make up each category are as follows:

Women’s Health	Urology/Gastroenterology	Dermatology/Established Brands

Atelvia®	Androderm®	Cordran® Tape	Tri-Norinyl®

Crinone®	Asacol®	Doryx®	Oxytrol®

Estrace® Cream	Asacol® HD/Asacol® 800	Actonel®	Gelnique®

Generess® Fe	Delzicol®	Actonel DR®	Sodium Ferric Gluconate

Lo Loestrin® Fe	Enablex®	INFeD®	Actigall®

Loestrin® 24 Fe	Rapaflo®	Kadian®	Condylox®

Minastrin® 24 Fe	Trelstar®	Alora®	Fioricet®

Fibristal™	AndroGel® Copromotion Revenue	Brevicon®	Fiorinal®

		ella®	Norco®

		Estrace® Tablets	Microzide®

		Femring®	Femcon® Fe

		Norinyl®	femhrt®

		Nor-QD®	Sarafem®

		PapSure®	Estrostep® Fe

		PreQue 10™	Ovcon®

Royalty, Supply & Other Revenue